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                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the 1st day of November 1997, is entered into by and between Kathryn F. Fagan (the "Executive") and Annaly Mortgage Management, Inc., a Maryland corporation (the "Company").

          The Company desires to establish its right to the continued services of the Execu tive, in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and the Executive is willing to accept such employment on such terms and conditions.

          In consideration of the mutual agreements hereinafter set forth, the Executive and the Company have agreed and do hereby agree as follows:

          1. Employment as Treasurer and Chief Financial Officer of the Company.
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The Company does hereby employ, engage and hire the Executive as Treasurer and
Chief Financial Officer of the Company, and the Executive does hereby accept and agree to such hiring, engage ment, and employment. The Executive's duties as Treasurer and Chief Financial Officer shall be such executive and managerial duties as the Board of Directors of the Company shall from time to time prescribe and as provided in the Bylaws of the Company. The Executive shall devote such time, energy and skill to the performance of her duties for the Company and for the benefit of the Company as may be necessary or required for the effective conduct and operation of the Company's business. Furthermore, the Executive shall exercise due diligence and care in the performance of her duties to the Company under this Agreement.
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          2. Term of Agreement.  The term ("Term") of this Agreement shall
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commence as of the date of the closing under the Offering (the "Effective Date")
and shall continue through December 31, 1999. From and after December 31, 1999, and each anniversary thereafter, the Term of the Agreement shall automatically be extended for additional successive one-year periods unless, not later than three months prior to December 31, 1999 or any such anniversary, as applicable, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement.

          3. Compensation. (a) Base Salary. The Company shall pay the Executive,
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and the Executive agrees to accept from the Company, in payment for her services to the Company a base salary at the rate determined below ("Base Salary"), payable in equal biweekly installments or at such other time or times as the Executive and Company shall agree. Base Salary shall (i) equal a per annum amount of 0.10% times the book value (as defined below) of the Company, (ii) be reviewed quarterly and upon the raising of additional equity through the placement of securities, and (iii) be subject to a maximum per annum amount of $125,000 ("Salary Cap"). The Salary Cap can be raised at any time by the Board of Directors of the Company in its sole discretion. In determining the Base Salary, the "book value" of the Company shall be the aggregate amounts reported on the Company's balance sheet prepared in accordance with generally accepted accounting principles as Stockholders' Equity but excluding any adjustments for valuation reserves (i.e., changes in the value of the Company's portfolio of investments as a result of mark-to-market valuation changes), all determined as of the close of business on the Effective Date and thereafter on the closing date of any placements of securities resulting in additional equity and on the last day of each fiscal quarter. In consideration of the cash flow needs of the Company, the Base Salary can be lowered at management's discretion.

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          (b) Performance Bonus - Board of Directors Discretion.  The Executive
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shall be eligible to receive an incentive performance bonus based upon a percentage of her Base Salary. Except as provided in Section 7, any such bonus awarded to the Executive shall be payable in the amount, in the manner, and at the time determined by the Company's Board of Directors in its sole and absolute discretion.

          (c) Annual Review.  The Board of Directors of the Company shall, at
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least annually, review the Executive's entire compensation package to determine whether it continues to meet the Company's compensation objectives. Such annual review will include a determina tion of (i) whether to increase the Salary Cap in accordance with Section 3(a) and (ii) the incen tive performance bonus to be awarded in accordance with Section 3(b).

          4. Fringe Benefits.  The Executive shall be entitled to participate in
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any benefit programs adopted from time to time by the Company for the benefit of its executive employees, and the Executive shall be entitled to receive such other fringe benefits as may be granted to her from time to time by the Company's Board of Directors.

          (a) Benefit Plans.  The Executive shall be entitled to participate in
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any benefit plans relating to stock options, stock purchases, awards, pension, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits available to other executive employees of the Company, subject to any restrictions (including waiting periods) specified in such plans. The Company shall make commercially reasonable efforts to obtain medical and disability insurance, and such other forms of insurance as the Board of Directors shall from time to time determine, for its employees.

          (b) Vacation.  The Executive shall be entitled to (i)  four (4) weeks
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of paid vacation per calendar year for the first two years of service to the
Company, and (ii) five (5)

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Weeks of paid vacation per calendar year for the next two years of service to the Company, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. After four years of service to the Company, the Executive shall be entitled to such number of weeks of paid vacation per calendar year as determined by the Board of Directors of the Company after review of industry standards, but shall in no event be entitled to fewer than five weeks of paid vacation per calendar year.

          5. Business Expenses.  The Company shall reimburse the Executive for
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any and all necessary, customary and usual expenses, properly receipted in accordance with Company policies, incurred by Executive on behalf of the Company.

          6. Termination of Executive's Employment. (a) Death.  If the Executive
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dies while employed by the Company, her employment shall immediately terminate.
The Company's obligation to pay the Executive's Base Salary shall cease as of the date of Executive's death. Thereafter, Executive's beneficiaries or her estate shall receive benefits in accordance with the Company's retirement, insurance and other applicable programs and plans then in effect.

          (b) Disability.  If, as a result of the Executive's incapacity due to
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physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of her duties with the Company for six (6) consecutive months, and, within thirty (30) days after written notice is provided to her by the Company, she shall not have returned to the full-time performance of her duties, the Executive's employment under this Agreement may be terminated by the Company for Disability. During any period prior to such termination during which the Executive is absent from the full-time performance of her duties with the Company due to Disability, the Company shall continue to pay the Executive her Base Salary at the rate in effect at the commencement of such period of Disability. Subsequent to such termination, the

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Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

          (c) Termination by the Company for Cause.  The Company may terminate
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the Executive's employment under this Agreement for "Cause," at any time prior to expiration of the Term of the Agreement, only in the event of (i) the Executive's material breach of this Agree ment, including without limitation the failure to substantially perform the reasonable and lawful duties of her position for the Company, which breach shall continue for 60 days after notice thereof by the Company to the Executive, which notice shall specify in detail the Executive's breach, (ii) acts or omissions constituting recklessness or wilful misconduct on the part of the Executive in respect of her fiduciary obligations or otherwise relating to the business of the Com pany, or (iii) the Executive's conviction for fraud, misappropriation or embezzlement. In the case of clauses (ii) and (iii), the Executive's employment under this Agreement may be terminated immediately without any advance written notice, and the Company's obligation to pay the Execu tive's Base Salary, any bonus and benefits shall cease as of the termination date.

          (d) Termination by the Executive. The Executive may at any time during
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the Term of this Agreement terminate her employment hereunder for any reason or no reason by giving the Company notice in writing not less than one hundred twenty (120) days in advance of such termination. The Executive shall have no further obligations to the Company after the effective date of termination, as set forth in the notice. In the event of a termination by the Executive under this paragraph, the Company will pay only the portion of Base Salary or previously awarded Bonus unpaid as of the termination date. Benefits which have accrued and/or vested on the termination date will continue in effect according to their terms, but no additional accrual or vesting will take place.

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          7. Compensation Upon Termination by the Company Other Than for Cause.
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If the Executive's employment shall be terminated by the Company other than for
Cause, the Executive shall be entitled to the following benefits:

          (a) Payment of Unpaid Base Salary.  The Company shall immediately pay
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the Executive any portion of the Executive's Base Salary or previously awarded bonus not paid prior to the termination date.

          (b) Severance Payment.  The Company shall pay the Executive an amount
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(the "Severance Amount") equal to three times the higher of (i) the Executive's combined Salary Cap and actual bonus compensation for the preceding fiscal year or (ii) the average for the three preceding years of the Executive's combined actual Base Salary and bonus compensation; provided, however, that the Severance Amount shall not be less than $250,000, nor more than 1.0% of book value (as defined in Section 3(a)) to the extent the Severance Amount is greater than $250,000. The Severance Amount shall be payable 50% within five (5) days after the termination date and the remaining 50% shall be payable in twelve (12) equal consecutive monthly installments beginning on the first day of the month following the termination date.

          (c) Immediate Vesting of Stock Options.  The Company shall take all
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appropri ate action to ensure that all stock options on the Company's stock owned by the Executive as of the Effective Date and which have not been exercised prior to the termination date become immediately exercisable by the Executive, whether or not the right to exercise such stock options would otherwise then be vested in the Executive, provided, however, an option that is
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an incen tive stock option (within the meaning of Code Section 422(b)) shall not be exercisable for the first time in a calendar year to the extent that the aggregate fair market value of stock (as deter mined under Code Section 422(b)(3)) with respect to which ISO's are exercisable by the Execu-

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tive during such calendar year exceeds $100,000. The provisions of this Section
7(c) shall con stitute an amendment to any existing stock option agreements (including award certificates) of the Company as of the Effective Date. All other stock options owned by the Executive as of the termination date shall be exercisable in accordance with the Company's stock option plan and the applicable stock option agreements.

          8. Noncompetition Provisions. (a) Noncompetition.  The Executive
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agrees that during the Term of this Agreement prior to any termination of her employment hereunder and, in the event of termination of the Executive's employment by the Company for Cause or voluntary termination of employment by the Executive, for a period of one year following such termination, she will not, directly or indirectly, without the prior written consent of the Company, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a holder of shares publicly traded on a stock exchange or the NASDAQ National Market System), partner, or other equity holder with, or as an officer, director or employee of, any real estate investment trust whose business strategy is competitive with that of the Company, as determined by a majority of the Company's Independent Directors ("Competing REIT"). It is further expressly agreed that the Company will or would suffer irreparable injury of the Company in violation of the preceding sentence of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company, in the areas of business set forth above, in violation of this Agreement.

          (b) Right to Company Materials.  The Executive agrees that all styles,
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designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company

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Materials") used, prepared, or made available to the Executive in connection with her employ ment by the Company shall be and shall remain the property of the Company. Upon the termina tion of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and the Executive shall not make or retain any copies thereof.


          (c) Soliciting Executives.  The Executive promises and agrees that she
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will not directly or indirectly solicit any of the Company Executives to work for any Competing REIT.

          (d) Maryland Law.  The Executive agrees, in accordance with Maryland
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law, to first offer to the Company corporate opportunities learned of solely as a result of her service as an officer and director of the Company.

          9. Notices.  All notices and other communications under this Agreement
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shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

          If to the Company:  Michael A. J. Farrell
                              Chairman and Chief Executive Officer
                              Annaly Mortgage Management, Inc.
                              1500 Harbor Blvd.
                              Weehawken, NJ  07087
                              Phone: (201) 223-1900
                              Fax:  (201) 223-1230

        If to the Executive:  Kathryn F. Fagan
                              Treasurer and Chief Financial Officer
                              Annaly Mortgage Management, Inc.
                              1500 Harbor Blvd.
                              Weehawken, NJ  07087
                              Phone: (201) 223-1900
                              Fax:  (201) 223-1230

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A copy of any notice pursuant to this Agreement shall be sent to Morgan, Lewis &
Bockius, 101 Park Avenue, New York, New York 10178, Attention: Robert C. Mendelson. Either party may change such party's address for notices by notice duly given pursuant hereto.

          10. Attorneys' Fees.  In the event judicial determination is necessary
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of any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other relief granted by the court, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

          11. Termination of Prior Agreements.  This Agreement terminates and
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supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of the Executive by the Company.

          12. Assignment; Successors.  This Agreement is personal in its nature
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and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agree ment or any rights or obligations hereunder; provided that, in the event of the merger, consolida tion, transfer, or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

          13. Governing Law. This Agreement and the legal relations thus created
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between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of New Jersey.

          14. Entire Agreement; Headings.  This Agreement embodies the entire
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agree ment of the parties respecting the matters within its scope and may be modified only in writing.

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Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          15. Waiver; Modification.  Failure to insist upon strict compliance
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with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquish ment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

          16. Severability.  In the event that a court of competent jurisdiction
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determines that any portion of this Agreement is in violation of any statute or public policy, only the por tions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

          17. Indemnification.  The Company shall indemnify and hold Executive
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harm less to the maximum extent permitted by Section 2-418 of the Maryland
General Corporations Law or its successor statute.

          18. Counterparts.  This Agreement may be executed in several
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          19. Successor Sections.  References herein to sections or rules of the
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Code or Exchange Act shall be deemed to include any successor sections or rules.

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          20. Arbitration.  Any dispute, claim or controversy arising out of or
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in relation to this Agreement, which the Executive and the Company are unable to resolve shall be deter mined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected by the American Arbitration Association upon application made to it for such purpose by either the Company or the Executive. The arbitration proceedings shall take place in New York, New York or such other place as shall be agreed to by the parties. The Board of Arbitration shall reach and render a decision in writing. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. Any award shall be rendered on the basis of the substantive law governing this Agreement and shall be con curred in by a majority of the arbitrators. To the extent practical, decisions of the arbitrators shall be rendered no more than thirty (30) calendar days following commencement of the arbitra tion proceedings with respect thereto.
Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Executive and the Company and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to the arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party; provided, however, that the expenses and fees of the
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third member of the Board of Arbitration and any other expenses of the Board of

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Arbitration not capable of being attributed to any one member shall be borne in equal parts by Executive and the Company.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be exe cuted by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

                              ANNALY MORTGAGE MANAGEMENT, INC.


                              By:       /s/ Michael A.J. Farrell
                                 ----------------------------------------------
                                 Name:  Michael A.J. Farrell
                                 Title: Chairman and Chief Executive Officer


                                        /s/ Kathryn F. Fagan
                                 ----------------------------------------------
                                                     Kathryn F. Fagan

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